Exhibit 23.1

Millennium Biotechnologies Group, Inc.
Basking Ridge, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-2 of our report dated April 14, 2004 relating to the consolidated financial statements of Millennium Biotechnologies Group, Inc. and subsidiary which is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Rosenberg Rich Baker Berman & Company

Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey

June 7, 2004